Calculation of Filing Fee Tables
F-3
DoubleDown Interactive Co., Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, par value KRW10,000 per share	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Shares, par value KRW10,000 per share	415(a)(6)	210,632		$ 42,316,119.48			F-3	333-267422	09/27/2022	$ 3,922.71
			Total Offering Amounts:				$ 42,316,119.48		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) American Depositary Shares, or ADSs, issuable upon deposit of the Common Shares registered hereby, have been registered pursuant to a separate Registration Statement on Form F-6, as amended (File No. 333-239022), which was declared effective by the Commission on June 30, 2020. 20 ADSs represent one Common Share.

[2]	(1) American Depositary Shares, or ADSs, issuable upon deposit of the Common Shares registered hereby, have been registered pursuant to a separate Registration Statement on Form F-6, as amended (File No. 333-239022), which was declared effective by the Commission on June 30, 2020. 20 ADSs represent one Common Share. (2) Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a share dividend, share split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, share split or similar transaction. Separate consideration may or may not be received for any of these securities. (3) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include up to 210,632.75 common shares, represented by 4,212,655 ADSs, of unsold securities (the "Unsold Securities") previously registered pursuant to a Registration Statement on Form F-3 (File No. 333-267422), originally filed on September 14, 2022, and declared effective on September 27, 2022, which is due to expire on September 26, 2025 (the "Prior Registration Statement"). The Registrant paid filing fees for the Unsold Securities in an aggregate amount of $3,922.71. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the selling shareholder named in this Registration Statement sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A